SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

Optimum Fund Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:
[ ]	Fee paid previously with preliminary proxy materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

Update on Macquarie Asset Management proxy solicitation campaign
In connection with the proposed acquisition1 by Nomura of the US and European public investments business of Macquarie Asset Management, in mid-July, shareholders2 in the Macquarie Funds3, Macquarie ETFs, and Optimum Funds received proxy packages containing proxy statements and a proxy card in which they are being asked to participate and vote on one proposal:
•	To approve a new investment advisory agreement for each Fund.
Shareholders’ investments in the funds will not change as a result of the acquisition. Shareholders will still own the same fund shares, and the underlying value of those shares will not change as a result of the acquisition. The funds’ investment objectives, policies, strategies, and advisory fees will not change.
Shareholders have three options for voting their shares:
1.	Mail back their proxy cards in the postage-paid envelope provided.
2.
Call the dedicated toll-free proxy voting lines listed on their proxy cards. Shareholders will be required to provide the control number located on their proxy cards. If they do not have their control number, shareholders can provide their name and address.

3.	Visit the website on their proxy cards and enter the control number found on their proxy card.
If we do not hear from shareholders regarding their vote, they may be contacted by our proxy solicitor, EQ Fund Solutions, via phone calls or by various letters or e-mail encouraging shareholders to vote. Solicitations via telephone and mailings will continue until the Special meetings of shareholders, scheduled to be held on September 10, 2025, and any adjourned or postponed meetings until the applicable fund has met its vote requirement. Once shareholders vote, they should not receive any further communications from the proxy solicitor regarding their vote on this matter.
The proxy statement(s) and frequently asked questions can be viewed online at:
Macquarie Funds Proxy Statement
Macquarie ETFs Proxy Statement
Optimum Funds Proxy Statement
FAQ
Additional resources:
Webinar replay: What to expect next and proxy update
FAQs on proxy solicitation process for Macquarie Funds
--------------------
1. Macquarie Group announcement
2. As of the record date, July 3, 2025.
3. Includes the retail funds and variable insurance product funds of the Macquarie Funds family.

IMPORTANT DISCLOSURE:

Investing involves risk, including the possible loss of principal.

Past performance does not guarantee future results.

The information in this document is not, and should not be construed as, an advertisement, an invitation, an offer, a solicitation of an offer or a recommendation to participate in any investment strategy or take any other action, including to buy or sell any product or security or offer any banking or financial service or facility in any jurisdiction where it would be unlawful to do so. This document has been prepared without taking into account any person's objectives, financial situation or needs.

Recipients should not construe the contents of this document as financial, investment or other advice. It should not be relied on in making any investment decision.

In April 2025, Macquarie Group Limited and Nomura Holding America Inc. (Nomura) announced that they had entered into an agreement for Nomura to acquire Macquarie Asset Management’s US and European public investments business. The transaction is subject to customary closing conditions, including the receipt of applicable regulatory, client, and shareholder approvals. Subject to such approvals and the satisfaction of these conditions, the transaction is expected to close by the end of 2025.
Macquarie Asset Management (MAM) is the asset management division of Macquarie Group. MAM is an integrated asset manager across public and private markets offering a diverse range of capabilities, including real assets, real estate, credit, equities and multi-asset solutions. Macquarie Group refers to Macquarie Group Limited and its subsidiaries and affiliates worldwide. Investment advisory services are provided to the Macquarie Funds by Delaware Management Company, a series of Macquarie Investment Management Business Trust (MIMBT), a Securities and Exchange Commission (SEC) registered investment adviser. The Macquarie Funds are distributed by Delaware Distributors, L.P., a registered broker/dealer and member of the Financial Industry Regulatory Authority (FINRA) and an affiliate of MIMBT.

Other than Macquarie Bank Limited ABN 46 008 583 542 (“Macquarie Bank”), any Macquarie Group entity noted in this material is not an authorised deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of these other Macquarie Group entities do not represent deposits or other liabilities of Macquarie Bank. Macquarie Bank does not guarantee or otherwise provide assurance in respect of the obligations of these other Macquarie Group entities. In addition, if this document relates to an investment, (a) the investor is subject to investment risk including possible delays in repayment and loss of income and principal invested and (b) none of Macquarie Bank or any other Macquarie Group entity guarantees any particular rate of return on or the performance of the investment, nor do they guarantee repayment of capital in respect of the investment.

All third-party marks cited are the property of their respective owners.

© 2025 Macquarie Group Limited

[4762730] 8/2025

Optimum Funds

Shareholder Name
Address 1
Address 2
Address 3

Optimum Funds' Proxy Vote: We Need Your Help!

Date

Dear Valued Shareholder:

Thank you for choosing Optimum Funds for your investment journey. We truly appreciate your trust and partnership. Recently, you were sent materials about your investment in the Optimum Funds, and we're reaching out with a friendly reminder about an important, time-sensitive vote for your Fund. Your voice matters, and casting your vote is quick and easy!

We've been trying to connect with you by mail or phone, and we haven't been able to reach you yet. Your participation is key in shaping the future of the fund, and we'd love to hear from you.

You can cast your vote in one of three simple ways:

Call. Contact our proxy tabulator, EQ Fund Solutions (EQ) toll-free at **(800) 714-3312** between 9:00 am and 10:00 pm ET, Monday through Friday. At the time of the call, please reference the Investor ID in the table below. There is no confidential information required, and the call will only take a few moments of your time.

Click. Visit the website indicated on your proxy card sent to you in July or use the QR code and enter the control number on your proxy card to cast your vote.

Mail. The proxy card(s) in the postage-paid envelope sent to you in July. If you'd like another proxy card mailed to you, contact EQ at **(800) 714-3312** to request one.

To make things easier, please have your Investor ID ready when you call.

INVESTOR PROFILE:

Investor ID:	**XXXXXXXX**	Security ID:	XXXXXXXX
Shares owned:	XXXXXXXXX	Household ID:	XXXXXXXX

If you have any questions, contact EQ at **(800) 714-3312.** Thank you for your time and consideration.

Optimum Funds, 100 Independence, 610 Market Street Philadelphia, Pennsylvania 19106-2354
https://www.optimummutualfunds.com/

OPTIMUM FUNDS
Hi __________,

I’m reaching out to inform you of the types of shareholder communications and related timing that shareholders of the Optimum Funds may have received regarding the upcoming Special Meeting of Shareholders.
Below are the details of the mailing(s):

[Reminder letter 2
WHAT: a Reminder letter, requesting Fund shareholders to vote their shares. The Reminder letter is the x letter in this <SEC Letter Filing> (filed with the SEC and public).
WHO: a targeted group of shareholders who have not yet voted and have greater than [x] shares.
WHEN: the mailing commenced [Date].]

Information for contacting the proxy solicitors to vote shares is included in these mailings. Solicitation will cease once the shareholder has voted. We ask that you please encourage your clients to read the proxy statement carefully and vote their shares.

Please reach out with any questions, and I would be happy to help.
Best regards,
[Name]

Macquarie Asset Management (MAM) is the asset management division of Macquarie Group. MAM is an integrated asset manager across public and private markets offering a diverse range of capabilities, including real assets, real estate, credit, equities and multi-asset solutions. Macquarie Group refers to Macquarie Group Limited and its subsidiaries and affiliates worldwide. Optimum Funds refers to certain investment solutions that MAM distributes, offers, or advises. Investment advisory services are provided to the Optimum Funds by Delaware Management Company, a series of Macquarie Investment Management

Business Trust (MIMBT), a Securities and Exchange Commission (SEC) registered investment adviser. The Optimum Funds are distributed by Delaware Distributors, L.P., a registered broker/dealer and member of the Financial Industry Regulatory Authority (FINRA) and an affiliate of MIMBT.

Other than Macquarie Bank Limited ABN 46 008 583 542 (“Macquarie Bank”), any Macquarie Group entity noted in this material is not an authorised deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of these other Macquarie Group entities do not represent deposits or other liabilities of Macquarie Bank. Macquarie Bank does not guarantee or otherwise provide assurance in respect of the obligations of these other Macquarie Group entities. In addition, if this document relates to an investment, (a) the investor is subject to investment risk including possible delays in repayment and loss of income and principal invested and (b) none of Macquarie Bank or any other Macquarie Group entity guarantees any particular rate of return on or the performance of the investment, nor do they guarantee repayment of capital in respect of the investment.

On April 21, 2025, Macquarie Group Limited and Nomura Holding America Inc. (Nomura) announced that they had entered into an agreement for Nomura to acquire Macquarie Asset Management’s US and European public investments business, which comprises Delaware Management Company, a series of Macquarie Investment Management Business Trust, and certain of its affiliates. The transaction is subject to customary closing conditions, including the receipt of applicable regulatory and shareholder approvals. Subject to such approvals and the satisfaction of these conditions, the transaction is expected to close by the end of 2025.

Advisor instructions
1. Obtain consent from clients to vote on their behalf
2. Acknowledge that they are voting on behalf of the shareholder
3. Excel doc with Client Name, Address, Funds Held and Vote (For, Against, or Abstain) or provide information within body of email.  If the client/advisor does not want the address provided in the email, they can provide the Investor ID instead.
4. Email to [     ].
5. Solicitor calls should cease within 48 hours (24 hours for funds held direct)
6. Client will receive confirmation of their vote in mail